Calculation of Filing Fee Tables
S-3
CBIZ, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, par value $0.01	Other	481,049	$ 86.82	$ 41,764,674.18		$ 5,767.71
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 41,764,674.18		$ 5,767.71
			Total Fees Previously Paid:						$ 5,767.71
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold. The Proposed Maximum Offering Price Per Unit is the highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $26.12 per share to $86.82 per share, depending on the price originally paid by the offeree. On August 6, 2026, CBIZ, Inc. (the "Registrant") filed the Registration Statement on Form S-3ASR (the "S-3ASR Registration Statement") registering the offer to rescind the acquisition of up to 481,049 shares of its common stock, par value $0.01 per share (the "Common Stock"), by persons who acquired such shares of Common Stock pursuant to the CBIZ, Inc. 2007 Amended and Restated Employee Stock Purchase Plan, as amended, between October 16, 2023 and April 15, 2026 (the "Initial Rescission Offer"). In connection with the Initial Rescission Offer and the S-3ASR Registration Statement, the Registrant paid a SEC filing fee of $5,767.71. As discussed in the prospectus supplement, dated September 24, 2026, to the S-3ASR Registration Statement, due to an administrative error, the online election form utilized in connection with the Initial Rescission Offer inadvertently did not display all of the shares that were eligible for certain participants. Consequently, the Registrant is now conducting a corrective rescission offer (the "Corrective Rescission Offer") for up to 2,331 shares of Common Stock (the "Omitted Shares"). Because the 2,331 Omitted Shares were included in the original 481,049 shares of Common Stock offered in the Initial Rescission Offer, no additional shares of Common Stock are being registered in connection with the Corrective Rescission Offer.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $41,764,674.18. The prospectus is a final prospectus for the related offering.